For Immediate Release
EXHIBIT 99.1

Contacts:	Norman Black
404-828-7593
JOHN BEYSTEHNER TO RETIRE
AS UPS’S CHIEF OPERATING OFFICER
CFO Scott Davis Elevated to Vice Chairman
     ATLANTA, Dec. 18, 2006 – UPS (NYSE:UPS) today announced the retirement of John J. Beystehner, the company’s chief operating officer, president of UPS Airlines and a member of the UPS Board of Directors.
     The company also announced the election of Chief Financial Officer Scott Davis to the additional position of vice chairman, effective immediately. Davis currently is responsible for all activities related to accounting, auditing, finance, financial planning, taxes and treasury. He was elected to the UPS Board of Directors in February.
     Beystehner, UPS’s chief operating officer since 2004 and one of three active employees on the company’s Board of Directors, will step down from both positions on Jan. 2, 2007. A successor to Beystehner as COO will be named at a later date.
     “John Beystehner has dedicated his entire 36-year career to UPS and we all are the better for it,” said Mike Eskew, UPS’s chairman and CEO. “As a senior manager, in positions ranging from senior vice president of worldwide sales and marketing to COO, John has helped lead UPS through a period of unprecedented change and innovation in our industry. His leadership has been invaluable in many areas, including our corporate rebranding and the acquisition and integration of a variety of companies.
     “Likewise, Scott Davis has been widely recognized as one of the most effective corporate financial officers in America,” Eskew continued. “The sound financial management provided by Scott has allowed UPS to expand into new markets around the world, ensuring the future success of the company.”
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     Davis, 55, joined the company in 1986 when UPS acquired II Morrow, an Oregon technology firm that Davis served as CFO and then CEO. Beginning in 1991, Davis held positions of increasing responsibility as accounting manager and treasury manager. In 2000 he was named vice president of finance and then joined the UPS Management Committee when he assumed his current position in 2001.
     A native of Oregon, Davis earned a bachelor’s degree in finance from Portland State University and after graduating, spent several years with Arthur Anderson. Davis is a Certified Public Accountant who serves as deputy chairman of the Board of the Federal Reserve Bank of Atlanta. He also serves on the Board of Directors of Honeywell International Inc. and is chairman of the Georgia Council on Economic Education.
     UPS is the world’s largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS’s stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com. To get UPS news direct, visit pressroom.ups.com/RSS.
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     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.